EXHIBIT 99.1

May 28, 2024
Victor H. Mendelson (305) 374-1745 ext. 7590
Carlos L. Macau, Jr. (954) 987-4000 ext. 7570

HEICO CORPORATION REPORTS RECORD NET SALES (UP 39%), OPERATING INCOME (UP 33%) AND NET INCOME (UP 17%) FOR THE SECOND QUARTER OF FISCAL 2024

HOLLYWOOD, FL and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI.A) (NYSE: HEI) today reported an increase in net income of 17% to a record $123.1 million, or $.88 per diluted share, in the second quarter of fiscal 2024, up from $105.1 million, or $.76 per diluted share, in the second quarter of fiscal 2023. Net income increased 20% to a record $237.8 million, or $1.70 per diluted share, in the first six months of fiscal 2024, up from $198.1 million, or $1.43 per diluted share, in the first six months of fiscal 2023.

Net sales increased 39% to a record $955.4 million in the second quarter of fiscal 2024, up from $687.8 million in the second quarter of fiscal 2023. Operating income increased 33% to a record $209.2 million in the second quarter of fiscal 2024, up from $157.1 million in the second quarter of fiscal 2023. The Company's consolidated operating margin was 21.9% in the second quarter of fiscal 2024, as compared to 22.8% in the second quarter of fiscal 2023.

Net sales increased 41% to a record $1,851.8 million in the first six months of fiscal 2024, up from $1,308.8 million in the first six months of fiscal 2023. Operating income increased 36% to a record $389.4 million in the first six months of fiscal 2024, up from $286.5 million in the first six months of fiscal 2023. The Company's consolidated operating margin was 21.0% in the first six months of fiscal 2024, as compared to 21.9% in the first six months of fiscal 2023.

Our commercial aerospace sales growth has resulted in fifteen consecutive quarters of sequential growth in net sales at the Flight Support Group.

EBITDA increased 35% to $252.4 million in the second quarter of fiscal 2024, up from $187.2 million in the second quarter of fiscal 2023. EBITDA increased 38% to $476.8 million in the first six months of fiscal 2024, up from $344.3 million in the first six months of fiscal 2023. See our reconciliation of net income attributable to HEICO to EBITDA at the end of this press release.

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Consolidated Results

Laurans A. Mendelson, HEICO’s Chairman and CEO, commented on the Company's second quarter results stating, "We are very pleased to report strong record quarterly consolidated net sales driven by record quarterly operating results at the Flight Support Group and improved results at the Electronic Technologies Group, as well as strong contributions from our fiscal 2023 acquisitions. These results reflect 12% organic growth in the Flight Support Group's net sales principally arising from increased demand for its commercial aerospace products and services and 4% organic growth in the Electronic Technologies Group reflecting increased net sales of its defense and aerospace products.

Our total debt to net income attributable to HEICO ratio was 5.39x as of April 30, 2024, down from 6.14x as of October 31, 2023. Our net debt to EBITDA ratio was 2.45x as of April 30, 2024, down from 3.04x as of October 31, 2023. See our reconciliation of total debt to net debt at the end of this press release.

Cash flow provided by operating activities increased 82% to $141.1 million in the second quarter of fiscal 2024, up from $77.8 million in the second quarter of fiscal 2023. We continue to forecast strong cash flow from operations for fiscal 2024.

As we look ahead to the remainder of fiscal 2024, we continue to anticipate net sales growth in both the Flight Support Group and the Electronic Technologies Group, principally driven by contributions from our fiscal 2023 acquisitions and demand for the majority of our products. Additionally, we plan to continue our commitment to developing new products and services and further market penetration, while maintaining our financial strength and flexibility."

Flight Support Group

Eric A. Mendelson, HEICO's Co-President and President of HEICO's Flight Support Group, commented on the Flight Support Group's record setting second quarter results stating, "Continuing our growth trend, we achieved quarterly increases of 65% and 49% in net sales and operating income, respectively, as compared to the second quarter of fiscal 2023. These results principally reflect robust 12% quarterly organic net sales growth, mainly from 21% organic growth in our aftermarket replacement parts as well as contributions from our fiscal 2023 and 2024 acquisitions. The Flight Support Group has now achieved fifteen consecutive quarters of growth in net sales.

The Flight Support Group's net sales increased 65% to a record $647.2 million in the second quarter of fiscal 2024, up from $392.2 million in the second quarter of fiscal 2023. The Flight Support Group's net sales increased 66% to a record $1,265.9 million in the first six months of fiscal 2024, up from $763.5 million in the first six months of fiscal 2023. The Flight Support Group's net sales increase in the second quarter and first six months of fiscal 2024 reflects the impact from our fiscal 2023 and 2024

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acquisitions and strong organic growth of 12%. The organic net sales growth mainly reflects increased demand within our aftermarket replacement parts and repair and overhaul parts and services product lines.

The Flight Support Group's operating income increased 49% to a record $148.9 million in the second quarter of fiscal 2024, up from $99.9 million in the second quarter of fiscal 2023. The Flight Support Group's operating income increased 55% to a record $285.0 million in the first six months of fiscal 2024, up from $183.5 million in the first six months of fiscal 2023. The Flight Support Group's operating income increase in the second quarter and first six months of fiscal 2024 principally reflects the previously mentioned net sales growth, partially offset by an increase in intangible asset amortization expense, the prior year impact from the amendment and termination of a contingent consideration agreement, and higher inventory obsolescence expense.

The Flight Support Group's operating margin was 23.0% in the second quarter of fiscal 2024, as compared to 25.5% in the second quarter of fiscal 2023. The Flight Support Group's operating margin was 22.5% in the first six months of fiscal 2024, as compared to 24.0% in the first six months of fiscal 2023. The Flight Support Group's operating margin decrease in the second quarter and first six months of fiscal 2024 principally reflects the prior year impact from the previously mentioned amendment and termination of a contingent consideration agreement, and higher intangible asset amortization expense, partially offset by lower performance-based compensation expense as a percentage of net sales."

Electronic Technologies Group

Victor H. Mendelson, HEICO's Co-President and President of HEICO's Electronic Technologies Group, commented on the Electronic Technologies Group's second quarter results stating, "Improved demand resulted in double-digit organic net sales growth of our defense and aerospace products, which contributed to our improved quarterly results.

The Electronic Technologies Group's net sales increased 6% to $319.3 million in the second quarter of fiscal 2024, up from $301.8 million in the second quarter of fiscal 2023. The net sales increase is attributable to 4% organic growth mainly reflecting increased defense and aerospace products net sales, partially offset by lower other electronics products net sales.

The Electronic Technologies Group's net sales increased 9% to $605.3 million in the first six months of fiscal 2024, up from $556.8 million in the first six months of fiscal 2023. The net sales increase is mainly attributable to the impact from our fiscal 2023 acquisition and increased organic net sales of our defense and aerospace products, partially offset by lower organic net sales of our other electronics products.

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The Electronic Technologies Group's operating income increased 11% to $75.3 million in the second quarter of fiscal 2024, up from $68.0 million in the second quarter of fiscal 2023. The operating income increase principally reflects an improved gross profit margin and the previously mentioned net sales growth. The improved gross profit margin principally reflects increased defense products net sales, partially offset by decreased other electronics products net sales.

The Electronic Technologies Group's operating income increased 5% to $130.6 million in the first six months of fiscal 2024, up from $124.5 million in the first six months of fiscal 2023. The operating income increase principally reflects the previously mentioned net sales growth, lower acquisition costs and an improved gross profit margin, partially offset by lower selling, general and administrative "SG&A" efficiencies. The improved gross profit margin principally reflects increased defense products net sales, partially offset by decreased other electronics products net sales.

The Electronic Technologies Group's operating margin improved to 23.6% in the second quarter of fiscal 2024, up from 22.5% in the second quarter of fiscal 2023. The operating margin increase principally reflects the previously mentioned improved gross profit margin and net sales growth, partially offset by lower SG&A efficiencies.

The Electronic Technologies Group's operating margin was 21.6% in the first six months of fiscal 2024, as compared to 22.4% in the first six months of fiscal 2023. The lower operating margin principally reflects increased SG&A expenses as a percentage of net sales, which supports our forecasted strong net sales and earnings growth for the remainder of fiscal 2024, partially offset by the previously mentioned improved gross profit margin. The increased SG&A expenses principally reflect lower efficiencies, partially offset by the previously mentioned lower acquisition costs."

Non-GAAP Financial Measures

To provide additional information about the Company's results, HEICO has discussed in this press release its EBITDA (calculated as net income attributable to HEICO adjusted for depreciation and amortization expense, net income attributable to noncontrolling interests, interest expense and income tax expense), its net debt (calculated as total debt less cash and cash equivalents), and its net debt to EBITDA ratio (calculated as net debt divided by EBITDA), which are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

These non-GAAP measures are included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate the performance of its business and believes the presentation of these measures enhance an investor's ability to analyze trends in the Company’s business and to evaluate the Company’s performance relative to other companies in its industry. However, these non-GAAP measures have limitations and

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should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Regulation G of the Securities and Exchange Act of 1934, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.

(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) carries 1/10 vote per share and the Common Stock (HEI) carries one vote per share.)

There are currently approximately 83.7 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 54.8 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO’s two classes of common stock on most websites are HEI.A and HEI. However, some websites change HEICO's Class A Common Stock trading symbol (HEI.A) to HEI/A or HEIa.

As previously announced, HEICO will hold a conference call on Wednesday, May 29, 2024 at 9:00 a.m. Eastern Daylight Time to discuss its second quarter results. Individuals wishing to participate in the conference call should dial: US and Canada (888) 256-1007, International (929) 477-0448, wait for the conference operator and provide the operator with the Conference ID 1602283. A digital replay will be available two hours after the completion of the conference for 14 days. To access the replay, please visit our website at www.heico.com under the Investors section for details.

HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group. HEICO’s customers include a majority of the world’s airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics equipment manufacturers. For more information about HEICO, please visit our website at www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ

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materially from those expressed in or implied by those forward-looking statements. Factors that could cause such differences include, among others: the severity, magnitude and duration of public health threats, such as the COVID-19 pandemic; our liquidity and the amount and timing of cash generation; lower commercial air travel, airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development and manufacturing costs and delay sales; cyber security events or other disruptions of our information technology systems could adversely affect our business; and our ability to make acquisitions, including obtaining any applicable domestic and/or foreign governmental approvals, and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; and economic conditions, including the effects of inflation, within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended April 30,
	2024	2023
Net sales	$955,395	$687,841
Cost of sales	583,600	421,329
Selling, general and administrative expenses	162,642	109,422
Operating income	209,153	157,090
Interest expense	(38,512)	(11,373)
Other income	460	343
Income before income taxes and noncontrolling interests	171,101	146,060
Income tax expense	36,200	31,000
Net income from consolidated operations	134,901	115,060
Less: Net income attributable to noncontrolling interests	11,755	9,940
Net income attributable to HEICO	$123,146	$105,120

Net income per share attributable to HEICO shareholders:
Basic	$.89	$.77
Diluted	$.88	$.76

Weighted average number of common shares outstanding:
Basic	138,386	136,916
Diluted	140,059	138,600

	Three Months Ended April 30,
	2024	2023
Operating segment information:
Net sales:
Flight Support Group	$647,232	$392,202
Electronic Technologies Group	319,322	301,759
Intersegment sales	(11,159)	(6,120)
	$955,395	$687,841

Operating income:
Flight Support Group	$148,876	$99,912
Electronic Technologies Group	75,263	67,979
Other, primarily corporate	(14,986)	(10,801)
	$209,153	$157,090

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Six Months Ended April 30,
	2024		2023
Net sales	$1,851,758		$1,308,756
Cost of sales	1,133,194		798,445
Selling, general and administrative expenses	329,201		223,787
Operating income	389,363		286,524
Interest expense	(77,119)		(17,441)
Other income	1,139		982
Income before income taxes and noncontrolling interests	313,383		270,065
Income tax expense	53,000	(a)	52,000	(b)
Net income from consolidated operations	260,383		218,065
Less: Net income attributable to noncontrolling interests	22,539		19,918
Net income attributable to HEICO	$237,844	(a)	$198,147	(b)

Net income per share attributable to HEICO shareholders:
Basic	$1.72	(a)	$1.45	(b)
Diluted	$1.70	(a)	$1.43	(b)

Weighted average number of common shares outstanding:
Basic	138,325		136,786
Diluted	139,976		138,590

	Six Months Ended April 30,
	2024		2023
Operating segment information:
Net sales:
Flight Support Group	$1,265,948		$763,480
Electronic Technologies Group	605,264		556,818
Intersegment sales	(19,454)		(11,542)
	$1,851,758		$1,308,756

Operating income:
Flight Support Group	$284,967		$183,521
Electronic Technologies Group	130,591		124,516
Other, primarily corporate	(26,195)		(21,513)
	$389,363		$286,524

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HEICO CORPORATION
Footnotes to Condensed Consolidated Statements of Operations (Unaudited)

(a)During the first quarter of fiscal 2024, the Company recognized a $13.6 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $13.3 million, or $.10 per basic and diluted share.

(b)During the first quarter of fiscal 2023, the Company recognized a $6.2 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $6.1 million, or $.04 per basic and diluted share.

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HEICO CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	April 30, 2024	October 31, 2023
Cash and cash equivalents	$204,161	$171,048
Accounts receivable, net	504,362	509,075
Contract assets	110,158	111,702
Inventories, net	1,088,101	1,013,680
Prepaid expenses and other current assets	61,919	49,837
Total current assets	1,968,701	1,855,342
Property, plant and equipment, net	326,740	321,848
Goodwill	3,285,468	3,274,327
Intangible assets, net	1,333,337	1,357,281
Other assets	451,599	386,265
Total assets	$7,365,845	$7,195,063

Short-term and current maturities of long-term debt	$4,382	$17,801
Other current liabilities	554,781	647,541
Total current liabilities	559,163	665,342
Long-term debt, net of current maturities	2,385,267	2,460,277
Deferred income taxes	119,987	131,846
Other long-term liabilities	490,253	379,640
Total liabilities	3,554,670	3,637,105
Redeemable noncontrolling interests	368,369	364,807
Shareholders’ equity	3,442,806	3,193,151
Total liabilities and equity	$7,365,845	$7,195,063

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HEICO CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended April 30,
	2024	2023
Operating Activities:
Net income from consolidated operations	$260,383	$218,065
Depreciation and amortization	86,336	56,784
Share-based compensation expense	9,463	6,055
Employer contributions to HEICO Savings and Investment Plan	8,802	6,533
Deferred income tax benefit	(11,532)	(9,596)
Amendment and termination of contingent consideration agreement	—	(9,057)
Payment of contingent consideration	(6,203)	(6,299)
(Decrease) increase in accrued contingent consideration, net	(5,326)	1,842
Decrease (increase) in accounts receivable	5,309	(21,222)
Decrease (increase) in contract assets	3,172	(9,267)
Increase in inventories	(71,103)	(75,251)
Decrease in current liabilities, net	(76,338)	(9,698)
Other	49,829	5,547
Net cash provided by operating activities	252,792	154,436

Investing Activities:
Acquisitions, net of cash acquired	(46,208)	(524,231)
Capital expenditures	(26,325)	(21,921)
Investments related to HEICO Leadership Compensation Plan	(14,410)	(14,000)
Other	1,657	362
Net cash used in investing activities	(85,286)	(559,790)

Financing Activities:
(Payments) borrowings on revolving credit facility, net	(75,000)	448,000
Distributions to noncontrolling interests	(15,372)	(22,650)
(Payments) borrowings on short-term debt, net	(13,924)	1,672
Cash dividends paid	(13,831)	(13,668)
Payment of contingent consideration	(13,797)	(12,610)
Acquisitions of noncontrolling interests	(3,165)	(2,733)
Redemptions of common stock related to stock option exercises	(2,352)	(14,811)
Proceeds from stock option exercises	4,151	4,074
Other	(1,905)	1,491
Net cash (used in) provided by financing activities	(135,195)	388,765

Effect of exchange rate changes on cash	802	4,246

Net increase (decrease) in cash and cash equivalents	33,113	(12,343)
Cash and cash equivalents at beginning of year	171,048	139,504
Cash and cash equivalents at end of period	$204,161	$127,161

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HEICO CORPORATION
Non-GAAP Financial Measures (Unaudited)
(in thousands, except ratios)

	Six Months Ended April 30,
EBITDA Calculation	2024	2023
Net income attributable to HEICO	$237,844	$198,147
Plus: Depreciation and amortization	86,336	56,784
Plus: Net income attributable to noncontrolling interests	22,539	19,918
Plus: Interest expense	77,119	17,441
Plus: Income tax expense	53,000	52,000
EBITDA (a)	$476,838	$344,290

	Three Months Ended April 30,
EBITDA Calculation	2024	2023
Net income attributable to HEICO	$123,146	$105,120
Plus: Depreciation and amortization	42,831	29,724
Plus: Net income attributable to noncontrolling interests	11,755	9,940
Plus: Interest expense	38,512	11,373
Plus: Income tax expense	36,200	31,000
EBITDA (a)	$252,444	$187,157

	Trailing Twelve Months Ended
EBITDA Calculation	April 30, 2024	October 31, 2023
Net income attributable to HEICO	$443,293	$403,596
Plus: Depreciation and amortization	159,595	130,043
Plus: Net income attributable to noncontrolling interests	43,408	40,787
Plus: Interest expense	132,662	72,984
Plus: Income tax expense	111,900	110,900
EBITDA (a)	$890,858	$758,310

Net Debt Calculation	April 30, 2024	October 31, 2023
Total debt	$2,389,649	$2,478,078
Less: Cash and cash equivalents	(204,161)	(171,048)
Net debt (a)	$2,185,488	$2,307,030

Total debt	$2,389,649	$2,478,078
Net income attributable to HEICO (trailing twelve months)	$443,293	$403,596
Total debt to net income attributable to HEICO ratio	5.39	6.14

Net debt	$2,185,488	$2,307,030
EBITDA (trailing twelve months)	$890,858	$758,310
Net debt to EBITDA ratio (a)	2.45	3.04

(a) See the "Non-GAAP Financial Measures" section of this press release.